UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2010

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2010, Messrs. Juan J. Bermúdez and Francisco M. Rexach resigned as directors of Popular, Inc. (the "Corporation"). Their resignation was effective inmediately. On that same day, the Board of Directors appointed Alejandro M. Ballester and Carlos A. Unanue to fill the vacancies resulting from these resignations. Messrs. Ballester and Unanue will each stand for election at the 2010 Annual Shareholders Meeting as Class 1 Directors with terms expiring in 2012.

In connection with the election of Messrs Bermúdez and Rexach for three year terms on May 1, 2009, the Corporation amended its Corporate Governance Guidelines to eliminate the prohibition on directors serving past age 72. The amendment was limited to Class 1 Directors with terms expiring in 2012 and was designed to provide continuity during a period of unprecedented economic turmoil. At that time, the Corporation disclosed that it was the intention of the Board of Directors to find suitable replacements for Messrs. Bermúdez and Rexach, both of whom are over 72, prior to the expiration of their terms. Messrs. Bermúdez and Rexach had each also indicated their intent to resign once the Board had identified suitable replacements.

Mr. Ballester, age 42, is the President of Ballester Hermanos, a major food and wine and spirits distributor in Puerto Rico. He has served in that position since 2007. He previously served as Senior Vice President of Ballester Hermanos from 2000 until 2007. He joined Ballester Hermanos in 1990 as a brand manager and held various positions in this firm during his tenure. Mr. Ballester received a bachelor’s degree in business and economics from Lehigh University and a master’s degree in management from Northwestern University’s J. L. Kellog Graduate School of Management.

Mr. Unanue, age 46, is the President of Goya de Puerto Rico, Inc., a major manufacturer and distributor of food and beverages, with operations in the mainland United States, Puerto Rico and the Caribbean. He has held the position of President since 2003. From 1995 until 2003, he served as Vice President and General Manager of Goya de Puerto Rico. He joined the Goya organization in 1986 and has held various positions in the organization during his tenure. Mr. Unanue received a bachelor’s degree in business administration from Villanova University.

Mr. Ballester is expected to serve on the Audit and the Corporate Governance and Nominating committees of the Board of Directors. Mr. Unanue is expected to serve on the Audit and Risk Management committees of the Board of Directors.

Messrs. Ballester and Unanue will receive compensation as non-employee directors in accordance with the Corporation’s non-employee director compensation practices described in the Corporation’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 13, 2009. The initial cash or restricted stock awards corresponding to the annual retainer as well as the annual stock award payable to non-employee directors will be pro-rated from the date of their appointment to the Corporation’s 2010 Annual Meeting of Stockholders.

There were no arrangements or understandings between Messrs. Ballester or Unanue and any other person pursuant to which they were appointed as directors of the Corporation and there are no related party transactions between Messrs. Ballester or Uananue and the Corporation.

The press release issued by the Corporation announcing the appointment of Messrs. Ballester and Unanue is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated January 26, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

January 28, 2010	By:	Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Corporate Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 26, 2010